September 22, 1997


Navigator Gas Transport PLC
Navigator Gas (IOM I-A)
Limited Navigator Gas (IOM I-B)
Limited Navigator Gas (IOM I-C)
Limited Navigator Gas (IOM I-D)
Limited Navigator Gas (IOM I-E)
Limited
15-19 Athol Street
Douglas, Isle of Man 1M1 1LB

                  Navigator Gas Transport PLC
                  10 1/2 % First Priority Exchange Ship Mortgage Notes Due 2007 12% Second Priority Exchange Ship Mortgage Notes Due 2007 Registration Statement on Form F-4
                  ----------------------------------

Ladies and Gentlemen:

                  We are counsel to Navigator Gas Transport PLC ("Navigator Gas Transport"), Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited and Navigator Gas (IOM I-E) Limited (the "Owners," and together with Navigator Gas Transport, the "Registrants") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Navigator Gas Transport First Priority Exchange Ship Mortgage Notes Due 2007 (the "First Priority Exchange Notes"), and the Second Priority Exchange Ship Mortgage Notes Due 2007 (the "Second Priority Exchange Notes", together with the First Priority Exchange Notes, the "Notes"), and the related preparation and filing of a Registration Statement on Form F-4 (the "Registration Statement").

         The First Priority Exchange Notes are issuable under the Indenture, dated as of August 1, 1997 (the "First Priority Indenture"), between the Registrants and United States Trust Company of New York as indenture trustee. The Second Priority Exchange Notes are issuable under the


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Indenture, dated as of August 1, 1997 (the "Second Priority Indenture," together with the First Priority Indenture, the "Indentures"), between the Registrants and The Chase Manhattan Bank Company of New York as indenture trustee. The Indentures are substantially in the form filed as an Exhibit to the Registration Statement. This opinion is rendered pursuant to Items 601(5) and (8) of Regulation S-K promulgated by the Securities and Exchange Commission.

                  In connection with rendering this opinion letter, we have examined the Indenture contained as an Exhibit to the Registration Statement, the Registration Statement and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that all parties, other than the Registrants, had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, we have also assumed the due authorization by all requisite corporate action, the due execution and delivery and the validity, binding effect and enforceability of such documents.

                  In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York, nor do we express any opinion on any issue not expressly addressed below.

                  Based on the foregoing, we are of the opinion that:

                  1. The Indentures have been duly authorized by the Registrants and are legal and valid obligations of the Registrants, enforceable in accordance with their terms, except as enforceability may be limited by (a) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (b) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

                  2. When the Notes have been duly executed and authenticated in accordance with the provisions of the Indentures, and issued as contemplated in the Registration Statement and the prospectus delivered in connection therewith, such Notes will be legally and validly issued and outstanding and the holders of such Notes will be entitled to the benefits of the Indenture.

                  3. The description of federal income tax consequences appearing under the heading "Material United States Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, is our opinion as to material federal income tax consequences of the Exchange Offer.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus included in the Registration Statement under the heading "Legal Matters" and "Material United States Federal Income Tax


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Consequences", without admitting that we are "experts" within the meaning of the
Act and the rules and regulations thereunder with respect to any part of the Registration Statement including this Exhibit.


                                            Very truly yours,

                                            THACHER PROFFITT & WOOD

                                            By:  /s/ Lauris G.L. Rall